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                                                                   EXHIBIT 21.00

                         SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK

                      NAME OF                                STATE/COUNTRY OF         % OF SHARES OWNED
                     SUBSIDIARY                               INCORPORATION          BY THE CORPORATION*
-------------------------------------------------       ------------------------     --------------------
                Wabash National GmbH                             Germany                    100%

        Wabash National Trailer Centers, Inc                    Delaware                    100%

             WNC Cloud Merger Sub, Inc                          Arkansas                    100%

          Cloud Oak Flooring Company, Inc                       Arkansas                    100%

                Wabash National L.P.                            Delaware                    100%

        Apex Trailer Leasing & Rentals, L.P.                    Delaware                    100%

           Wabash National Services L.P.                        Delaware                    100%

                Wabash Financing LLC                            Delaware                    100%

              RoadRailer Bimodal Ltd.                        United Kingdom                 100%

             RoadRailer Mercosal, Ltda                           Brazil                      50%

                  Wabash do Brazil                               Brazil                     100%

  RoadRailer Technology Development Company, Ltd.                 China                      81%

            National Trailer Funding LLC                        Delaware                    100%

              Continental Transit Corp                           Indiana                    100%

                 FTSI Canada, Ltd.                               Canada                     100%

              Wabash Receivables, LLC                           Delaware                    100%

          WNC Receivables Management Corp.                      Delaware                    100%

          FTSI Distribution Company, L.P.                       Delaware                    100%

* Includes both direct and indirect ownership by the parent, Wabash National Corporation